Report of Independent Registered Public Accounting Firm


The Board of Trustees of Taiwan Greater China Fund


In planning and performing our audits of the consolidated financial statements of the Taiwan Greater China Fund (the Trust) for the year ended December 31, 2004, we considered their internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the consolidated financial statements and to comply with the requirements of Form NSAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entitys objective of preparing consolidated financial statements for external purposes that are fairly presented in conformity with U.S. generally accepted accounting principals. Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States).
A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual report or interim financial statements will not be prevented or detected. However, we noted no matters involving internal controls and its operation, including controls for safeguarding securities that we consider to be material weaknesses as defined above as of December 31, 2004.

This report intended solely for the information and use of management and the Board of Trustees of the Trust and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/ KPMG Certified Public Accountants

Taipei, Taiwan
January 20, 2005